EXHIBIT 10.1

NINE ENERGY SERVICE, INC.
2011 STOCK INCENTIVE PLAN
CASH AWARD GRANT NOTICE
Pursuant to the terms and conditions of the Nine Energy Service, Inc. 2011 Common Stock Incentive Plan, as amended and restated effective February 28, 2017 (the “Plan”), Nine Energy Service, Inc. (the “Company”) hereby grants to the individual listed below (“you” or the “Participant”) the cash award (the “Award”) set forth below in this Cash Award Grant Notice (this “Grant Notice”). The Award is subject to the terms and conditions set forth herein and in the Award Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Participant:
Date of Grant:	(the “Date of Grant”)
Award Type and Description:	Cash Award granted pursuant to Paragraph XIV of the Plan.

Your right to receive the Award shall become earned and nonforfeitable upon (i) the Committee’s certification of the level of achievement of the performance metrics set forth on Exhibit B, and (ii) your satisfaction of the continued employment or service requirements described below under “Service Requirement”. The portion of the Award actually earned upon satisfaction of the foregoing requirements will be determined in accordance with Exhibit B.

Target Award Amount:	Annual Target Bonus on Payout Determination Date (the “Target Amount”)
Service Requirement:
You must remain continuously employed by the Company or an Affiliate, as applicable, from the Date of Grant through the date the Committee certifies the level of achievement of the performance metrics set forth on Exhibit B (the date of such certification, the “Payout Determination Date”) to be eligible to receive payment in respect of this Award (the “Service Requirement”).

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the Agreement, the Plan or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes as provided above.

NINE ENERGY SERVICE, INC.

By:

Name:

Title:

PARTICIPANT

[PARTICIPANT NAME]

SIGNATURE PAGE TO
CASH AWARD GRANT NOTICE

EXHIBIT A
CASH AWARD AGREEMENT
This Cash Award Agreement (together with the Grant Notice to which this Agreement is attached and Exhibit B attached thereto, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between Nine Energy Service, Inc., a Delaware corporation (the “Company”), and [●] (the “Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.
1.Cash Award. Effective as of the Date of Grant, the Company hereby grants to the Participant the Award set forth in the Grant Notice on the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
2.Forfeiture. If the Participant has not satisfied the Service Requirement, then upon the termination of the Participant’s employment with the Company or an Affiliate, regardless of the reason for such termination, the Award and all rights arising from such Award and from being a holder thereof will terminate automatically in their entirety without any further action by the Company and will be forfeited without further notice and at no cost to the Company.
3.Payment. Within 30 days following the Payout Determination Date, the Company shall pay to the Participant a cash amount equal to the portion of the Award that becomes earned in accordance with Exhibit B.
4.Withholdings; Deductions.  The Company is authorized to withhold and deduct from any benefits, amounts, or payments related to this Agreement or the Participant’s employment (a) all federal, state, local and other taxes and (b) any applicable deductions or withholdings.
5.Non-Transferability. The Award may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution.
6.No Right to Continued Employment, Service or Awards. For purposes of this Agreement, the Participant shall be considered to be in the employment of the Company as long as the Participant remains an employee of any of the Company, an Affiliate, or a corporation or other entity, or a parent or subsidiary of such corporation or other entity assuming or substituting a new award for the Award. Without limiting the scope of the preceding sentence, it is specifically provided that the Participant shall be considered to have terminated employment with the Company or an Affiliate at the time such entity or other organization that employs the Participant ceases to be considered an Affiliate within the meaning of that term as provided in the Plan such that, immediately following the termination of such “Affiliate” status, the Participant is no longer employed by the Company or any of its Affiliates. Nothing in the adoption of the Plan, nor the award of the Award thereunder pursuant to this Agreement, shall confer upon the Participant the right to continued employment by, or a continued service relationship with, the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment or other service relationship at any time. Any question as to whether and when there has been a termination of the Participant’s employment with the Company or any such Affiliate or other entity, and the cause of such termination, shall be determined by the Committee, and its determination shall be final and binding on all parties. The grant of the Award is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits
EXHIBIT A-1

in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.
7.Notices. Any notices or other communications provided for in this Agreement shall be in writing.  In the case of the Participant, such notices or communications shall be effectively delivered if hand delivered to the Participant at the Participant’s principal place of employment or if sent by certified mail, return receipt requested, to the Participant at the Participant’s last known address on file with the Company.  In the case of the Company, such notices or communications shall be effectively delivered if sent by certified mail, return receipt requested, to the Company at its principal executive offices.
8.Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.
9.Corporate Acts. The existence of the Award shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger, consolidation or other business combination of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.
10.Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Award granted hereby; provided, however, that (a) the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company (or an Affiliate or other entity) and the Participant in effect as of the date a determination is to be made under this Agreement and (b) if the Participant has entered into any written agreement with the Company or any Affiliate regarding the arbitration of disputes (such agreement, an “Arbitration Agreement”), then this Agreement shall be subject to the dispute resolution procedures set forth in the Arbitration Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.
11.Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of
EXHIBIT A-2

any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.
12.Clawback. Notwithstanding any provision in this Agreement or the Plan to the contrary, to the extent required by (a) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any SEC rule or any applicable securities exchange listing standards and/or (b) any policy that may be adopted or amended by the Board from time to time, any compensation, payments, or benefits provided hereunder, whether in the form of cash or otherwise, shall be subject to forfeiture, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.
13.Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN, EXCLUSIVE OF THE CONFLICT OF LAWS PROVISIONS OF DELAWARE LAW.
14.Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the Person(s) to whom the Award may be transferred by will or the laws of descent or distribution.
15.Headings; References; Interpretation. Titles and headings to Sections hereof are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions hereof. Any and all Exhibits, Annexes or Attachments referred to in this Agreement, including, for the avoidance of doubt, the Grant Notice and Exhibit B attached thereto, are, by such reference, incorporated herein and made a part hereof for all purposes. Unless the context requires otherwise, all references to laws, regulations, contracts, agreements and instruments refer to such laws, regulations, contracts, agreements and instruments as they may be amended from time to time, and references to particular provisions of laws or regulations include a reference to the corresponding provisions of any succeeding law or regulation. Unless otherwise specified, all references to “dollars” or “$” in this Agreement refer to United States dollars. The words “herein”, “hereof”, “hereunder” and other compounds of the word “here” shall refer to the entire Agreement, including, for the avoidance of doubt, the Grant Notice and Exhibit B attached thereto, and not to any particular provision hereof. Wherever the context so requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural and conversely. All references to “including” shall be construed as meaning “including without limitation.” Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.
16.Counterparts. The Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of the Grant Notice by facsimile or portable document format (.pdf) attachment to electronic mail shall be effective as delivery of a manually executed counterpart of the Grant Notice.
17.Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the Award granted pursuant to this Agreement are intended to be exempt from the applicable
EXHIBIT A-3

requirements of Section 409A of the Code and shall be construed and interpreted in accordance with such intent. Nevertheless, to the extent that the Committee determines that the Award may not be exempt from Section 409A of the Code, then, if the Participant is deemed to be a “specified employee” within the meaning of Section 409A of the Code, as determined by the Committee, at a time when the Participant becomes eligible for payment of the Award that is earned pursuant to this Agreement upon his or her “separation from service” within the meaning of Section 409A of the Code, then to the extent necessary to prevent any accelerated or additional tax under Section 409A of the Code, such settlement will be delayed until the earlier of: (a) the date that is six months following the Participant’s separation from service and (b) the Participant’s death. Notwithstanding the foregoing, the Company and its Affiliates make no representations that the Award provided under this Agreement are exempt from or compliant with Section 409A of the Code and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

EXHIBIT A-4

EXHIBIT B
PERFORMANCE METRICS
This Exhibit B to the Grant Notice contains the performance metrics and methodology applicable to the Award. Subject to the terms and conditions set forth in the Plan and the Agreement, the portion of the Target Amount, if any, that becomes earned and payable will be determined in accordance with this Exhibit B.
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Consistent with the terms of the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the terms of the Plan or the Agreement, including this Exhibit B, shall be within the sole discretion of the Committee, and shall be final, conclusive, and binding upon all persons.

EXHIBIT B-1